                                                                      EXHIBIT 21


                           Subsidiaries of the Company



                                                                   Doing Business
Subsidiary                   State of Incorporation           under the Following Names
----------                   ----------------------           -------------------------
Northlight Displays, Inc.           Delaware                   Northlight Displays, Inc

Diamond Tech One, Inc.              Delaware                   Diamond Tech One, Inc

SIDT Coatings, Inc.                 Delaware                   SIDT Coatings, Inc.

SDI Acquisition Corp.               Texas                      SDI Acquisition Corp.

Plasmatron Coatings and                                        Plasmatron Coatings and
  Systems, Inc.                     Pennsylvania                 Systems, Inc.

FEPET, Inc.                         Delaware                   FEPET, Inc.

Electronic Billboard                                           Electronic Billboard
  Technology, Inc.                  Delaware                     Technology, Inc.






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